UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2010

BRIGUS GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 Barrington Street, Suite 501 Cogswell Tower Halifax, Nova Scotia	B3J 3K1 Canada
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (902) 422-1421

Apollo Gold Corporation
5655 South Yosemite Street, Suite 200
Greenwood Village, Colorado 80111-3220
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the closing of the Arrangement (as defined in Item 2.01 below), on June 24, 2010, Apollo Gold Corporation (which following the completion of the Arrangement (as defined in Item 2.01 below) changed its name to Brigus Gold Corp. (“Brigus”); for purposes of this Form 8-K, including with respect to the time prior to the name change, Apollo Gold Corporation is referred to as Brigus) entered into a severance agreement (the “Severance Agreement”) with R. David Russell, its Chief Executive Officer and President who, in connection with the Arrangement, resigned as director and Chief Executive Officer and President of Apollo.  Pursuant to the Severance Agreement, Brigus agreed to pay $1,710,000 in severance (plus the cost of 36 months of COBRA continued health care coverage to Mr. Russell, his spouse and eligible dependents) to Mr. Russell in full satisfaction of all amounts owing to Mr. Russell under his employment agreement with Brigus.  In addition, Brigus and Mr. Russell agreed that any stock options granted to the Officer and outstanding as of March 31, 2010 will remain exercisable until the earlier to occur of (i) the regularly scheduled expiration of such option or (ii) the first anniversary of the closing of the Arrangement (as defined below in Item 2.01).  The Severance Agreement also provides that:

•	Each party provides a general release of claims against the other;

•
For a period of one year following the closing of the Arrangement (as defined in Item 2.01 below), Mr. Russell agrees not to have any agreement, arrangement or understanding of any kind with Calais Resources Inc., Calais Resources Colorado, Inc., or any of their respective affiliates, successors or assigns (collectively, “Calais”) until Brigus has received payment in full (including principal and all accrued interest and fees) in respect of all Calais promissory notes held by Brigus (the “Notes”);

•
For a period of one year following the closing of the Arrangement (as defined in Item 2.01 below), Mr. Russell agrees not to own, manage or have any interest or contractual relationship in any property or mineral interests located within 10 miles (the “Area of Interest”) of the exterior boundaries of any property or mineral interests currently owned, leased, optioned, held under any other contractual arrangement or otherwise being explored, developed or mined by Brigus (or any of its Affiliates, successors or assigns, including, without limitation, Linear Gold Corp.) (the “Brigus Subject Property”) or Calais (the “Calais Subject Property” and, together with the Brigus Subject Property, the “Subject Property”), or be employed by, render any services for, participate in, engage in, enter into a joint venture with, permit his name to be used in connection with, or be connected in any manner with the ownership, management (including by being a member of a board of directors or similar governing body), operation, or control of any person owning, managing, operating, controlling the Subject Property or any property within the Area of Interest; provided, however, that the restrictions set forth in this bullet point with respect to Calais Subject Property will terminate upon payment in full to Brigus (including all principal and accrued interest and other fees) of the Notes; and

•
For a period of one year following the closing of the Arrangement (as defined in Item 2.01 below), Mr. Russell will not hire, solicit, induce, recruit or encourage any of Brigus’s or any of its affiliate’s employees, consultants or business relations to leave their employment or terminate their relationship with Brigus or any of its affiliates.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1 attached hereto, which is incorporated herein by reference.

Brigus and Mr. Russell have discussed the possibility of Mr. Russell investing up to $800,000 in the common shares of Brigus following the closing of the Arrangement (as defined below in Item 2.01).  Any such investment by Mr. Russell would be subject to negotiation of final terms and definitive documentation, as well as customary closing conditions (including stock exchange approvals).

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 25, 2010, Brigus completed the previously announced combination with Linear Gold Corp. (“Linear”).  Pursuant to the terms and conditions of the Arrangement Agreement, dated March 31, 2010 (the “Arrangement Agreement”), among Brigus, 1526735 Alberta ULC, an unlimited liability company existing under the laws of the Province of Alberta and wholly owned by Brigus (“Subco”), and Linear, the businesses of Brigus and Linear were combined by way of a court-approved plan of arrangement (the “Arrangement”) pursuant to the provisions of the Business Corporations Act (Alberta) (“ABCA”).

Pursuant to the Arrangement Agreement:

•	Subco and Linear were amalgamated pursuant to the ABCA;

•
after giving effect to the Share Consolidation (as defined below in Item 3.03), each outstanding Linear common share outstanding immediately prior to the effective time of the Arrangement was exchanged for 1.3686 Brigus common shares (the “Exchange Ratio”);

•
after giving effect to the Share Consolidation (as defined below in Item 3.03), each warrant to purchase a Linear common share (a “Linear Warrant”) outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) was exchanged for a warrant to purchase a Brigus common share (a “Brigus Replacement Warrant”) which is exercisable to acquire, on the same terms and conditions as were applicable to such Linear Warrant immediately prior to the Effective Time, the number of Brigus common shares (rounded to the nearest whole number) equal to the product of: (A) the number of Linear common shares subject to such Linear Warrant immediately prior to the effective time of the Arrangement (the “Effective Time”); and (B) 1.3686; the exercise price per Brigus common share subject to any such Brigus Replacement Warrants shall be an amount (rounded to the nearest cent) equal to the quotient of: (A) the exercise price per Linear common share subject to such Linear Warrant immediately prior to the Effective Time divided by (B) 1.3686; and

•
after giving effect to the Share Consolidation (as defined below in Item 3.03), each outstanding option to purchase a Linear common share ( “Linear Option”) outstanding immediately prior to the effective time of the Arrangement granted under Linear’s Stock Option Plan was exchanged for options of Brigus (the “Brigus Replacement Options”) granted under Brigus’s Stock Option Plan which are exercisable to acquire, on the terms and conditions set forth in the Brigus Stock Option Plan, the number of Brigus common shares (rounded to the nearest whole number) equal to the product of: (A) the number of Linear common shares subject to such Linear Option immediately prior to the Effective Time and (B) 1.3686; the exercise price per Brigus common share subject to any such Brigus Replacement Option shall be an amount (rounded to the nearest cent) equal to the quotient of: (A) the exercise price per Linear common share subject to such Linear Option immediately prior to the Effective Time divided by (B) 1.3686; provided that employees of Linear who held Linear Options and whose employment was terminated in connection with the Arrangement had their Linear Options exchanged for Brigus Replacement Options which shall expire on the earlier of: (i) the current expiry date of the corresponding Linear Options; and (ii) the first anniversary of the date of completion of the Arrangement.

Upon consummation of the Arrangement, the amalgamating corporations (Linear and Subco) became a single, wholly owned subsidiary of Brigus and the shareholders of Linear, immediately prior to the Arrangement, became the owners of approximately 42.9% of the outstanding common stock of Brigus immediately following the effective date of the Arrangement (calculated on a fully-diluted basis).

The foregoing description of the Arrangement Agreement and the Arrangement is not complete and is qualified in its entirety by reference to the Form 8-K filed with the Securities and Exchange Commission on April 1, 2010 and the Arrangement Agreement attached thereto as Exhibit 10.1, each of which is incorporated herein by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Upon the closing of the Arrangement on June 25, 2010 and pursuant to the Arrangement Agreement, Brigus issued approximately (i) 60,520,802 (which number reflects the Share Consolidation described in Item 3.03) common shares to former Linear stockholders, (ii) 11,191,680 (which number reflects the Share Consolidation described in Item 3.03) Brigus Replacement Warrants to former holders of Linear Warrants and (iii) 3,790,884 (which number reflects the Share Consolidation described in Item 3.03) Brigus Replacement Options to former holders of Linear Options.  The number of Brigus common shares, Brigus Replacement Warrants and Brigus Replacement Options was determined based upon the Exchange Ratio, which was determined based on an arms-length negotiation between Brigus and Linear. The issuance of Brigus common shares, Brigus Replacement Warrants and Brigus Replacement Options in connection with the Arrangement was made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof and applicable state laws.

The Brigus Replacement Options are being granted under our Amended and Restated Stock Option Incentive Plan and will be exercisable at the option of the holder thereof to acquire Brigus common shares on the terms and conditions set forth in such plan.  The Brigus Replacement Options have exercise prices ranging from Cdn$0.76 to Cdn$2.20 (which Canadian dollar amounts reflect the Share Consolidation described in Item 3.03) and will expire at various times through October 5, 2014.

The Brigus Replacement Warrants are exercisable at the option of the holder thereof.  Of the 11,191,680  (which number reflects the Share Consolidation described in Item 3.03) Brigus Replacement Warrants, there are 3,178,770 (which number reflects the Share Consolidation described in Item 3.03) Brigus Replacement Warrants with an exercise price of Cdn$1.08 (which Canadian dollar amount reflects the Share Consolidation described in Item 3.03), 891,318 (which number reflects the Share Consolidation described in Item 3.03) Brigus Replacement Warrants with an exercise price of Cdn$1.56 (which Canadian dollar amount reflects the Share Consolidation described in Item 3.03) and 7,121,592 (which number reflects the Share Consolidation described in Item 3.03) Brigus Replacement Warrants with an exercise price of Cdn$2.20 (which Canadian dollar amount reflects the Share Consolidation described in Item 3.03).  The Brigus Replacement Warrants will expire at various times through November 19, 2014.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

In connection with the closing of the Arrangement, on June 25, 2010, Brigus filed articles of amendment to its articles of incorporation to effect a consolidation (or reverse stock split) (the “Share Consolidation”) of outstanding Brigus common shares on the basis of one post-consolidation Brigus common share for every four Brigus common shares outstanding immediately prior to the Share Consolidation.  Specifically, pursuant to the Share Consolidation:

•
all of the issued and outstanding Brigus common shares (which includes Brigus common shares held by current holders of Brigus common shares and those issued to former Linear stockholders in the Arrangement) will automatically be consolidated on the basis of one post-consolidation Brigus common share for every four Brigus common shares outstanding immediately prior to the Share Consolidation;

•
subject to the terms and conditions of each optionholder’s option agreement with Brigus and each warrantholder’s warrant certificate, the number of Brigus common shares issuable upon the exercise of Brigus’s outstanding options and warrants (which, following the consummation of the Arrangement, will include Brigus common shares issuable upon the exercise of Brigus Replacement Options and Brigus Replacement Warrants), the exercise price thereof and the number of shares reserved for future issuances under Brigus’s Stock Option Incentive Plan will be adjusted as appropriate to reflect the Share Consolidation; and

•
the exercise price with respect to Brigus’s series A junior participating preferred stock pursuant to Brigus’s Shareholder Rights Plan and the number of Brigus common shares issuable upon exercise thereof shall be proportionately adjusted to reflect the Share Consolidation.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the Arrangement and as contemplated by the Arrangement Agreement, on June 25, 2010, the following members of the board of directors of Brigus resigned:  R. David Russell, Robert W. Babensee, Michael G. Hobart and W.S. Vaughan.  In addition, Mr. Russell resigned as Chief Executive Officer and President of Brigus.  Messrs. Hobart, Babansee and Vaughan had served on the nominating committee of Brigus’s board of directors and Mr. Russell had served on the technical committee of Brigus’s board of directors.  Their resignations were due to mutually agreed upon terms contained in the Arrangement Agreement, not the result of any disagreement with Brigus on any matter relating to Brigus’s operations, policies, practices or otherwise.

Simultaneously with the foregoing resignations, the following persons were appointed to Brigus’s board of directors:  Wade K. Dawe, Michael Gross and Derrick Gill.  Brigus has not yet determined the composition of its board committees.  In addition, Mr. Dawe was appointed Chief Executive Officer and President of Brigus, Brian MacEachen was appointed Executive Vice President and Secretary of Brigus and Howard Bird was appointed as Vice President of Exploration.  The terms of Mr. Dawe’s and Mr. MacEachen’s employment by Brigus, including their compensation, will be set forth in employment agreements to be negotiated between Brigus and each of Messrs. Dawe and MacEachen following the closing of the Arrangement.  However, the terms of such agreements are expected to be similar (subject to negotiation between such executive and Brigus) to the terms set forth in each of their respective employment agreements with Linear.

Mr. Dawe’s existing employment agreement with Linear provides that:

•
Mr. Dawe is to be paid an annual base salary of Cdn$305,000 (with annual salary increases equal to five percent) plus a bonus based on performance targets to be agreed upon by Mr. Dawe and Linear’s board of directors.

•	Mr. Dawe is entitled to participate in insurance benefit plans maintained by Linear, including payment by Linear of all premiums on a Cdn$1,000,000 life insurance policy.

•	Mr. Dawe is entitled to option incentives to be granted from time to time by the Linear board of directors.

•
Such employment agreement may be terminated by Linear for just cause or without cause and may be terminated by Mr. Dawe for any reason; the employment agreement also terminates automatically upon Mr. Dawe’s death or a change of control (defined generally as (i) any person becoming the beneficial owner of Linear shares representing 50% or more of Linear’s outstanding common shares or the combined voting power of Linear’s then-outstanding shares, (ii) Linear being a party to any merger or consolidation, or series of related transactions, that results in the voting shares of Linear outstanding immediately prior thereto failing to continue to represent at least 50% of the combined voting power of the voting shares of Linear or the surviving entity outstanding immediately after such transaction, (iii) sale or disposition of all or substantially all of Linear’s assets, (iv) the majority of directors of the board of directors change during the course of any consecutive 12 month period, (v) the dissolution or liquidation of Linear or (vi) any transaction or series of related transactions that has the substantial effect of any of the foregoing).

•
If Mr. Dawe is terminated by Linear without cause, he is entitled to a lump sum payment equal to 24 months of his base salary (along with accrued remuneration up to the date of termination and all unvested options that would have vested during the 24 months following the termination will vest immediately on termination.

•	If a change of control occurs, Mr. Dawe is entitled to a lump sum equal to 36 months base salary plus 100% of any bonus due under the employment agreement.

•	Mr. Dawe is subject to customary confidentiality, non-competition and employee non-solicitation provisions.

Mr. MacEachen’s existing employment agreement with Linear  provides that:

•
Mr. MacEachen is to be paid an annual base salary of Cdn$240,000 (with annual salary increases equal to five percent) plus a bonus based on performance targets to be agreed upon by Mr. MacEachen and Linear’s board of directors.

•	Mr. MacEachen is entitled to participate in insurance benefit plans maintained by Linear.

•	Mr. MacEachen is entitled to option incentives to be granted from time to time by the Linear board of directors.

•
Such employment agreement may be terminated by Linear for just cause or without cause and may be terminated by Mr. MacEachen for any reason; the employment agreement also terminates automatically upon Mr. MacEachen’s death or a change of control (defined generally as (i) any person becoming the beneficial owner of Linear shares representing 50% or more of Linear’s outstanding common shares or the combined voting power of Linear’s then-outstanding shares, (ii) Linear being a party to any merger or consolidation, or series of related transactions, that results in the voting shares of Linear outstanding immediately prior thereto failing to continue to represent at least 50% of the combined voting power of the voting shares of Linear or the surviving entity outstanding immediately after such transaction), (iii) sale or disposition of all or substantially all of Linear’s assets, (iv) the majority of directors of the board of directors change during the course of any consecutive 12 month period, (v) the dissolution or liquidation of Linear or (vi) any transaction or series of related transactions that has the substantial effect of any of the foregoing).

•
If Mr. MacEachen is terminated by Linear without cause, he is entitled to a lump sum payment equal to 24 months of his base salary (along with accrued remuneration up to the date of termination and all unvested options that would have vested during the 24 months following the termination will vest immediately on termination.

•	If a change of control occurs, Mr. MacEachen is entitled to a lump sum equal to 36 months base salary plus 100% of any bonus due under the employment agreement.

•	Mr. MacEachen is subject to customary confidentiality, non-competition and employee non-solicitation provisions.

Mr. Dawe served as President and Chief Executive Officer of Linear Gold Corp. from 2003 until the closing of the Arrangement.  Mr. Dawe has significant experience in public markets and finance and has been an entrepreneur in the mining and exploration industry since 1994.  He is the Chairman and a director of Linear Metals Corporation, a TSX-listed base metal exploration company, and serves on the board of directors of ImmunoVaccine Inc., a TSX-listed biotechnology company, and NWest Energy Inc., a TSX-listed oil and gas exploration company.  Mr. Dawe earned his Bachelor of Commerce degree from Memorial University of Newfoundland in 1992. A native of Newfoundland and Labrador, Mr. Dawe now resides in Halifax, Nova Scotia.

Mr. MacEachen is a Chartered Accountant with more than 20 years of experience in overseeing the financial management of publicly-traded companies.  Mr. MacEachen’s involvement in the mining industry has spanned over 18 years.  Mr. MacEachen served as an Officer and Vice President of Linear Gold Corp. from January 2004 until the closing of the Arrangement.  Since June of 2006, Mr. MacEachen has also served as President of Linear Metals Corporation, a TSX-listed base metal exploration company.  Prior to this, his experience includes senior positions with Franco-Nevada Mining Corporation and Aur Resources Inc.   A native of Ontario, Mr. MacEachen earned his Bachelor of Business Administration from St. Francis Xavier University and he currently resides in Halifax, Nova Scotia.

Mr. Gross served on the board of directors of Linear Gold Corp. from 2003 until the closing of the Arrangement, during which period he chaired the compensation and governance committees.  Mr. Gross has extensive capital markets experience having served in an executive role or as a director with a number of venture stage companies. Mr. Gross is a director of Linear Metals Corporation, a TSX-listed base metal exploration company, where he chairs the audit committee, and he was a founder and chair of the board of NWest Energy Inc. prior to its successful initial public offering in January 2008.  Mr. Gross is also the founder of Airway Tools Ltd, a company specializing in proprietary medical devices.

Mr. Gill served on the board of directors of Linear Gold Corp. from July 30, 2004 until the closing of the Arrangement.  Mr. Gill has been a director of Crosshair Exploration & Mining Corp., a Canadian corporation listed on the TSX and NYSE Amex, since 2008. Since 1998, Mr. Gill has also served as Chairman of the Board of Directors of GENESIS Group Inc., the commercial research and development arm of Memorial University of Newfoundland.  In addition, Mr. Gill has served as a principal consultant of Strategic Concepts, Inc., which provides strategic planning and financial modeling services to major resource companies operating in the mining and oil and gas industries in Canada, since 1990. From 1995 to 2007, Mr. Gill was Executive Vice President and a Director of Voisey's Bay Nickel Company Limited and, in 1995 and 1996, he held the same positions at Diamond Fields Resources Inc.  Mr. Gill was President of Bristol Communications Inc. from 1977 to 1995 and earned a Bachelor of Commerce degree from Memorial University of Newfoundland in 1969.

In addition, on June 29, 2010, Brigus announced that it appointed Richard (Rick) Allan as Chief Operating Officer and Vice President of Brigus, effective July 5, 2010.  From March 2003 to May 2010, Mr. Allan served as a Senior Director of Mining for Barrick Gold Corporation, a gold mining company listed on the TSX and the New York Stock Exchange, with responsibility for operations support, technical governance, project development and mining research for Barrick’s global operations. His extensive experience includes past positions of increasing responsibility in mining, mine development, technical services and mine engineering, including a position, from July 1987 to October 1991, as Chief Mine Engineer at the Holt-McDermott Mine, then operated by Barrick, in the Kirkland Lake district.  Mr. Allan has a Bachelor’s degree in Mining with Honours from Queen’s University, Ontario, and is a member of the Association of Professional Engineers of British Columbia, the Association of Professional Engineers of Ontario as well as the Canadian Institute of Mining and Metallurgy.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 24, 2010, Brigus held an annual and special meeting of stockholders for consideration of the following proposals:

•
Proposal 1 – The Share Issuance Proposal:  to consider and, if deemed advisable, to approve an ordinary resolution (the “Share Issuance Resolution”) approving the issuance of Brigus common shares (including the Brigus common shares issuable upon exercise of Brigus Replacement Warrants and Brigus Replacement Options), the Brigus Replacement Warrants and Brigus Replacement Options, in each case in connection with the Arrangement;

•
Proposal 2 – The Option Plan Amendment Proposal:  conditional upon approval of the Share Issuance Resolution, to consider and, if deemed advisable, approve an ordinary resolution authorizing certain amendments to the Brigus Stock Option Incentive Plan (the “Option Plan Amendment Resolution”);

•
Proposal 3 – The Name Change Proposal:  conditional upon approval of the Share Issuance Resolution and the Option Plan Amendment Resolution, to consider and, if deemed advisable, approve a special resolution authorizing the filing of articles of amendment to change the name of Brigus to “Brigus Gold Corp.” (the “Name Change Resolution”);

•
Proposal 4 – The Share Consolidation Proposal:  conditional upon approval of the Share Issuance Resolution and the Option Plan Amendment Resolution, to consider and, if deemed advisable, to approve a special resolution authorizing the filing of articles of amendment to effect a consolidation of Brigus common shares on the basis of one post-consolidation Brigus common share for every four Brigus common shares outstanding immediately prior to the share consolidation, such amendment to be effected as soon as practicable following consummation of the Arrangement without further approval or authorization of the Brigus shareholders (the “Share Consolidation Resolution”);

•
Proposal 5 – The Director Election Proposal:  to elect Robert W. Babensee, G. Michael Hobart, Marvin K. Kaiser, David W. Peat, R. David Russell, Charles E. Stott and W.S. (Steve) Vaughan as directors of Brigus;

•	Proposal 6 – The Auditor Appointment Proposal: to re-appoint Brigus’s independent auditors and to authorize the directors to fix their remuneration; and

•	Proposal 7 – The Rights Plan Renewal Proposal: to consider and, if deemed advisable, to approve an ordinary resolution ratifying Brigus’s shareholder rights plan (the “Rights Plan Resolution”).

Each of the foregoing proposals is described in more detail in Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010.

At the meeting, there were present in person or by proxy 205,779,987 Brigus common shares, representing approximately 60.88% of the total outstanding Brigus common shares.  The results for each of the proposals submitted to a vote of stockholders at the meeting are as follows:

Proposal		Votes For	Votes Against/ Withheld	Abstention	Broker Non-Vote
1.	Proposal 1 – The Share Issuance Proposal	85,433,535	3,958,407	N/A	53,877,566
2.	Proposal 2 – The Option Plan Amendment Proposal	145,287,178	6,604,764	N/A	53,877,566
3.	Proposal 3 – The Name Change Proposal	197,692,268	8,077,240	N/A	N/A
4.	Proposal 4 – The Share Consolidation Proposal	197,566,961	8,202,545	N/A	N/A
5.	Proposal 5 – The Director Election Proposal
	Charles E. Scott	148,410,591	3,481,351	N/A	53,877,566
	R. David Russell	147,363,063	4,528,879	N/A	53,877,566
	W.S. (Steve) Vaughan	148,318,202	3,573,740	N/A	53,877,566
	G. Michael Hobart	148,281,669	3,610,273	N/A	53,877,566
	Robert W. Babensee	148,345,968	3,545,974	N/A	53,877,566
	Marvin K. Kaiser	148,422,458	3,469,484	N/A	53,877,566
	David W. Peat	148,431,133	3,460,809	N/A	53,877,566
6.	Proposal 6 – The Auditor Appointment Proposal	199,877,487	5,892,021	N/A	N/A
7.	Proposal 7 – the Rights Plan Renewal Proposal	147,536,328	4,355,614	N/A	53,877,566

As a result of the foregoing voting results, each of the foregoing proposals was approved.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses to be Acquired

Filed as Exhibit 99.1 herewith.

(b)	Pro Forma Financial Information

Filed as Exhibit 99.2 herewith.

(d)	Exhibits

3.1	Articles of Amendment of Brigus

10.1	Severance Agreement, dated June 25, 2010, between Brigus and R. David Russell

10.2
Amended and Restated Brigus Stock Option Incentive Plan (as of June 25, 2010) (incorporated by reference to Schedule J to Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010)

99.1	Historical Consolidated Financial Statements of Linear (incorporated by reference to Schedule M to Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010)

99.2	Unaudited Pro Forma Consolidated Financial Statements of Brigus (incorporated by reference to Schedule N to Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 30, 2010

BRIGUS GOLD CORP.

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President – Finance and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of Brigus
10.1	Severance Agreement, dated June 25, 2010, between Brigus and R. David Russell
10.2
Amended and Restated Brigus Stock Option Incentive Plan (as of June 25, 2010) (incorporated by reference to Schedule J to Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010)

99.1	Historical Consolidated Financial Statements of Linear (incorporated by reference to Schedule M to Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010)
99.2	Unaudited Pro Forma Consolidated Financial Statements of Brigus (incorporated by reference to Schedule N to Brigus’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 26, 2010)